Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the PlainsCapital Corporation 2009 Long-Term Incentive Plan of our report dated March 22, 2011, with respect to the consolidated financial statements of PlainsCapital Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

November 4, 2011